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                                                                       EXHIBIT 5

                             O'MELVENY & MYERS LLP
                               400 S. Hope Street
                         Los Angeles, California 90071

                                    January
                                      28th
                                      1998
(213) 669-6000                                                       412,190-009

International Lease Finance Corporation
1999 Avenue of the Stars, Suite 3900
Los Angeles, California 90067

            Re: $2.0 Billion Aggregate Principal
            Amount of Debt Securities of
            International Lease Finance Corporation

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by International Lease Finance Corporation (the "Company") with the Securities and Exchange Commission in connection with the registration of $2.0 billion aggregate principal amount of Debt Securities (the "Securities"). We have examined the indenture (the "Indenture"), dated as of November 1, 1991, between the Company and First Trust National Association (successor to Continental Bank, National Association), as trustee (the "Trustee"), under which the Securities are to be issued. We are familiar with the proceedings heretofore taken by the Company in connection with the authorization, registration, issuance and sale of the Securities.

     Subject to the proposed additional proceedings being taken as contemplated by the Indenture prior to the issuance and sale of the Securities, and the execution, delivery and authentication of the Securities, it is our opinion that the Securities will, upon the issuance and sale thereof in the manner referred to in the Registration Statement, constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and is subject to provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed in United States Dollars.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                                          Respectfully submitted,

                                          O'MELVENY & MYERS LLP